EXHIBIT 10.01

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO THE EXECUTIVE EMPLOYMENT AGREEMENT between GEE Group Inc., an Illinois corporation, whose principal place of business is 7751 Belfort Parkway Suite 150 Jacksonville, Florida 32256 (the "Company" or "Employer") and Derek E. Dewan (the "Executive") is made and effective as of August 13, 2021 (the "Effective Date").

AMENDMENT NO. 1

As provided for under sections 3. and 4.a. of the above-referenced EXECUTIVE EMPLOYMENT AGREEMENT between GEE Group Inc. and Derek E. Dewan, dated August 12, 2016, and based upon the recommendations and approvals by the Company’s Compensation Committee and Board of Directors, the following amendments are adopted thereto:

1)

The Term of the Agreement specified in section 3 is hereby extended from August 15, 2021, so that it now ends on September 30, 2024 (the later of September 30, 2024, or the last date to which the Term is extended shall now be the “End of Term”), and

2)	The base salary specified in section 4.a is hereby increased from $300,000 to $350,000.

In all other respects, the Executive Employment Agreement, dated August 12, 2016, between the Executive and the Company as Employer remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

EXECUTIVE:		Witness:

By:
	Derek E. Dewan	Print Name: ________________________________________________
Its:	Chief Executive Officer

EMPLOYER:		Witness:

By:
	Kim Thorpe	Print Name: _______________________________________________
Its:	Senior Vice President and Chief Financial Officer